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July 8, 2003

Gold Fields Exploration B.V.

Koningslson 34, 1075 AD Amsterdam

The Netherlands

Dear Sirs:

Re:  Right of First Offer – Guatemala and Nicaragua

We write to confirm the agreement reached yesterday that in consideration of the exercise by Gold Fields Exploration B.V. (“GF”) of its warrants to purchase 1,904,762 shares at $1.25 per share, Radius Explorations Ltd. hereby grants to GF a right of first offer with respect to property interests held by Radius in Guatemala and Nicaragua on the following terms:

1.

For a period of two (2) years from the date hereof, Radius or any direct or indirect subsidiary thereof (“Radius”) that holds, or has a right to acquire, an interest in mineral properties in Guatemala and Nicaragua (the “Properties”), will transfer, convey, assign, alienate, or grant an option in respect of (collectively a “Transfer”) a portion of its interests or rights to any of the Properties only in accordance with this agreement.

2.

If Radius intends to Transfer a portion of any of the Properties, it will first give to GF all geological data and results relating to such Property, and GF will have sixty (60) days following receipt of such data to present to Radius an offer setting out the terms and conditions on which GF intends to acquire such portion of such Property.  Radius will have fifteen (15) days following receipt of GF’s offer, to advise GF whether or not its offer is acceptable.  If GF does not present an offer, or an offer from GF is not accepted by Radius, it may then proceed for a period of one hundred twenty (120) days thereafter to obtain offers from third parties on terms and conditions which are more favourable to Radius than those set out in GF’s offer, provided, however, that if Radius does not obtain such a third party offer within the 120 day period, Radius must again comply with the provisions of this agreement with respect to any future intended Transfers of such Property.

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3.

If Radius receives an offer from a third party pursuant to paragraph 2 above or an unsolicited offer from a third party (in either case, the “Third Party”) to Transfer any portion of the Properties which it is inclined to accept (the “Third Party Offer”), Radius will not accept the Third Party Offer unless and until it has first offered to Transfer such portion of the Properties to GF on the same terms and conditions as contained in the Third Party Offer.

4.

Any communication to GF of an intention by Radius to Transfer (an “Offer”) will:

(a)

set out fully and clearly all of the terms and conditions of any intended Transfer together with a currency equivalent of any non-cash consideration in United States dollars and an explanation of the manner in which such currency equivalent was obtained; and

(b)

include a photocopy of the Third Party Offer and clearly identify the Third Party and include such information as is known by Radius about such Third Party (provided that if required by the Third Party, GF will first enter into a confidentiality agreement with respect thereto).

5.

Any Offer will be open for acceptance by GF for a period of sixty (60) days from the date of receipt of the Offer by GF.

6.

If GF accepts the Offer (and such acceptance may be by GF on behalf of an affiliate of GF) within the time limit, such acceptance will constitute a binding agreement between Radius and GF to Transfer the portion of the Properties on the terms and conditions set out in such Offer, provided that such terms and conditions must be incorporated into a definitive formal agreement within forty-five (45) days following the acceptance of the Offer, each party thereto covenanting to use its best good-faith efforts to settle and execute such agreement within such time limit.  If such definitive formal agreement has not been executed and delivered within the time limit, then GF will be deemed not to have accepted such Offer and the provisions of paragraph 7 below will apply.

7.

If the Offer is not accepted within the applicable time limit, Radius may complete a Transfer of the Properties only on exactly the same terms and conditions as, and to the same Third Party, as the Third Party Offer.  The terms and conditions of such Transfer must be incorporated into a definitive formal agreement within forty-five (45) days following the expiration of the right of GF to accept such Offer, or Radius must again comply with the provisions of this agreement.

8.

While any Offer is outstanding, no other Offer may be made until the first Offer is disposed of and any transaction resulting therefrom completed in accordance with the provisions of this agreement.

9.

If, during the two (2) year period following the date hereof, Radius intends to Transfer any portion of its interest in a subsidiary that holds rights to Properties (a “Subsidiary Interest”) or intends to accept any offer to Transfer a Subsidiary Interest, then Radius will have the same obligations and GF will have the same rights with respect to the Subsidiary Interest as it has with respect to Properties under this agreement.

10.

Nothing in this agreement will prevent or apply to:

(a)

a sale or assignment by Radius of one hundred (100%) percent of any of its Properties to an affiliate wholly owned by Radius provided that such affiliate agrees with GF in writing to be bound by this agreement in respect of such Properties and to re-transfer such Properties to Radius before ceasing to be an affiliate thereof;

(b)

a disposition pursuant to an amalgamation or corporate reorganization of Radius or any subsidiary thereof which has the effect of the amalgamated or surviving entity possessing all the property, rights and interests and being subject to all the debts, liabilities and obligations of each of the amalgamating or predecessor entities; or

(c)

any corporate reorganization, restructuring or arrangement carried out by Radius and/or any subsidiary of Radius, or any transfer of any assets between or among Radius and any such subsidiary, provided that the resulting entity that holds Properties or Subsidiary Interests agrees with GF in writing to be bound by this agreement.

Please indicate your agreement to the foregoing by signing this letter where provided and returning a copy to us.

Yours truly,

RADIUS EXPLORATIONS LTD.

Per:

“signed”

Mario Szotlender, Director

AGREED TO as of the 8th day of July, 2003.

GOLD FIELDS EXPLORATION B.V.

Per:_____ “signed”___________________________

       (signature of authorized signatory)

_____"M.J. Botha, Director”____

(name and title of authorized signatory)

April 2, 2004

Gold Fields Exploration B.V.

Koningslson 34, 1075 AD Amsterdam

The Netherlands

Dear Sirs:

Re:  Right of First Offer – Guatemala and Nicaragua

By a letter agreement dated July 8, 2003, Radius Explorations Ltd. (“Radius”) granted to Gold Fields Exploration B.V. (“GF”) a right of first offer (the “Right”) with respect to property interests held by Radius in Guatemala and Nicaragua.  We now write to confirm our recent agreement that the Right presently applies to, and in the future will apply to, only those property interests held directly or indirectly by Radius up to the time Radius completes its proposed amalgamation with PilaGold Inc. (“PilaGold”).  For greater certainty, we confirm that the Right does not apply to any property interests presently held by PilaGold and which will then be held by the amalgamated company, nor any new property interests acquired in the future by the amalgamated company.

Please indicate your agreement to the foregoing by signing this letter where provided and returning a copy to us.

Yours truly,

RADIUS EXPLORATIONS LTD.

Per:

“signed”

Simon Ridgway, President

AGREED TO as of the 2nd day of April, 2004.

GOLD FIELDS EXPLORATION B.V.

Per:_____ “signed”______________________

       (signature of authorized signatory)

_____“MeesPierson Intertrust B.V.”________

(name and title of authorized signatory)